UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2018

FOAMIX PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

Israel	001-36621	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

+972-8-9316233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

The information in Item 8.01 below is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

The board of directors, or the Board, of Foamix Pharmaceuticals Ltd., or the Company, has set the date of the Company’s 2018 Annual General Meeting of Shareholders, or the Meeting, as May 8, 2018. The Company’s shareholders of record on April 10, 2018 will be entitled to notice of the Meeting and to vote upon matters considered at the Meeting. At the Meeting, shareholders will be asked to consider and vote on proposals to:

1.
Appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and that the Board (or the Audit Committee, if authorized by the Board) hereby is authorized to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services;

2.	Ratify the election of Mr. David Domzalski, our CEO, as a director of the Company;

3.	Approve annual equity incentive awards to the Company’s non-executive directors;

4.	Approve certain compensation payments to Mr. Domzalski, as follows:

(a)	Approve equity incentive grants to Mr. Domzalski for 2017; and

(b)	Approve the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018;

5.	Approve certain severance and bonus payments to Dr. Dov Tamarkin, our former CEO and former director, as follows:

(a)	Approve an equity conversion bonus to Dr. Tamarkin in respect of 2016; and

(b)	Approve Dr. Tamarkin’s cash bonus in respect of the first half of 2017; and

6.	Approve the Company’s Amended Compensation Policy.

Members of the Company's management team will be present at the Meeting to discuss the Company’s annual financial statements for the fiscal year ended December 31, 2017, as well as to respond to appropriate questions from shareholders. These items of business to be transacted at the Meeting are more fully described in the Company’s proxy statement, which will be mailed to our shareholders and filed by the Company on or about April 11, 2018.

Because the date of the Meeting is more than 30 days from the anniversary of the 2017 Annual General Meeting of Shareholders, updated deadlines apply for the submission of shareholder proposals to be considered for inclusion in our proxy materials for the 2018 Annual General Meeting of Shareholders.

Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must ensure that such proposal is received on or before April 9, 2018 at our principal executive offices located at 2 Holzman Street, Weizmann Science Park, Rehovot, Israel, Attention: Chief Financial Officer. We have determined this to be a reasonable deadline for the submission of shareholder proposals before we begin to print and mail our proxy materials for the Meeting. A proposal to be considered for inclusion pursuant to Rule 14a-8 must also comply with the rules of the Securities and Exchange Commission, or the SEC, regarding the inclusion of shareholder proposals in proxy materials and the Company may omit any proposal from its proxy materials that does not comply with the applicable rules and regulations of the SEC.

In accordance with the requirements of Israeli law and our Articles of Association, shareholders who wish to bring business before the Meeting other than pursuant to Rule 14a-8, must ensure that written notice of such proposal is received on or before April 9, 2018 at our principal executive offices located at 2 Holzman Street, Weizmann Science Park, Rehovot, Israel, Attention: Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Ilan Hadar
Ilan Hadar
Chief Financial Officer & Country Manager